January 26, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by The Hyperion
Total Return Fund, Inc.
(copy attached), which we understand will be filed with the Securities and
Exchange Commission, pursuant to Item 77K of
Form N-SAR, as part of the
Form N-SAR of The Hyperion Total Return Fund, Inc.
dated November 30,
2005. We agree with the statements concerning our Firm in such Form N-
SAR.

Very truly yours,



PricewaterhouseCoopers LLP